Exhibit 10.7

FIRST AMENDMENT

TO THE

PROMISSORY NOTE

OF

ARIES II ACQUISITION CORPORATION

This First Amendment (this “Amendment”), dated as of December 28, 2021, is to the Promissory Note (as amended, the “Promissory Note”) by and between Aries II Acquisition Corporation (the “Maker”) and Aries II Acquisition Partners, Ltd. (the “Payee”) dated July 17, 2021. All capitalized terms used herein and not otherwise defined have the respective meaning given to such terms in the Promissory Note.

RECITALS

A.            In accordance with Section 13 of the Promissory Note, the Maker and Payee have approved the amendment to the Promissory Note set forth herein.

AGREEMENTS

1. Amendment of Section 1. Section 1 of the Promissory Note is hereby amended and restated in its entirety to read as follows:

1. Principal. The entire unpaid balance of this Note shall be payable on the earlier of (i) December 31, 2022 or (ii) the date on which Maker consummates an initial public offering of its securities (such earlier date, the “Maturity Date”). The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or stockholder of the Maker be obligated personally for any obligations or liabilities of the Maker hereunder.

Section 2. Miscellaneous.

(a)            Effect of Amendment. This Amendment is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the Promissory Note. Except as specifically amended by this Amendment, all other provisions of the Promissory Note are hereby ratified and remain in full force and effect.

(b)            Single Document. From and after the date hereof, all references to the Promissory Note shall be deemed to be references to the Promissory Note as amended by this Amendment.

(c)            Severability. In the event that any provision of this Amendment or the application of any provision of this Amendment is declared to be invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Amendment shall not be affected.

(d)            Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

(e)            Headings. The headings in this Amendment are for convenience only. They shall not be deemed part of this Amendment and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

In WITNESS WHEREOF, Maker and Payee, intending to be legally bound hereby, has caused this Amendment to be duly executed by the undersigned as of the day and year first above written.

ARIES II ACQUISITION CORPORATION

By:	/s/ Thane Ritchie
Name:	Thane Ritchie
Title:	Chief Executive Officer

ARIES II ACQUISITION PARTNERS, LTD

By:	/s/ Thane Ritchie
Name:	Thane Ritchie
Title:	Director